UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.___ )

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Little Squaw Gold Mining Company

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[Little Squaw Gold Mining Company Letterhead]

April 9, 2007

Dear Shareholder:

You will find herein the following enclosures:

•

Notice of Annual Meeting of Shareholders to be held May 7, 2007

•

Proxy Statement

•

Proxy Card

•

Annual Report on Form 10-KSB (without exhibits) for the fiscal year ended December 31, 2006 (included in the Annual Report to Shareholders)

As noted in the Proxy Statement, you are being asked at the Annual Meeting (1) to elect eight Directors for  terms expiring with the next Annual Meeting, and (2) to ratify the selection of DeCoria, Maichel and Teague as the independent registered public accounting firm for the fiscal year ending December 31, 2007.

More information about the Annual Meeting is included in the enclosed Proxy Statement.

Please call Ted A. Sharp (the Secretary of the Company) or myself (509-624-5831) with any questions that you may have concerning the enclosed material. Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote now by signing and dating the enclosed proxy card and returning it in the enclosed self-addressed, stamped envelope as soon as possible. It is important that all individuals listed on the mailing label sign the proxy card.

Thank you for your cooperation and immediate attention given to this matter.

Sincerely,

/s/ Richard R. Walters

Richard R. Walters

President & Chief Executive Officer

LITTLE SQUAW GOLD MINING COMPANY

3412 S. Lincoln Drive

Spokane, Washington 99203-1650

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 7, 2007

TO THE SHAREHOLDERS OF LITTLE SQUAW GOLD MINING COMPANY:

The Annual Meeting of Shareholders of Little Squaw Gold Mining Company (the "Company") will be held at the Hilton Hotel & Conference Center, SeaTac, 18740 International Blvd., Seattle, WA 98188 on Monday, May 7, 2007 at 10:00 A.M. (PDT) for the following purposes:

(1)

To elect eight Directors of the Company for terms expiring with the next Annual Meeting;

(2)

To consider and vote upon a proposal to ratify the selection of DeCoria, Maichels and Teague as the independent registered public accounting firm for the fiscal year ending December 31, 2007.

(3)

To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

All of these proposals are more fully described in the Proxy Statement, which follows.  Only shareholders of record at the close of business on Friday, March 23, 2007 (the "Record Date"), will be entitled to vote at the meeting.

By Order of the Board of Directors

/s/ James K. Duff

Spokane, Washington

Chairman

April 9, 2007

YOUR VOTE IS IMPORTANT

We consider the vote of each shareholder to be important, whatever the number of shares held. Whether or not you are able to attend the Annual Meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope at your earliest convenience. The prompt return of your proxy card will help to avoid further expense for your Company.

The Board of Directors recommends that you vote for (1) the eight nominees for Director and (2) the proposal to ratify the selection of DeCoria, Maichel and Teague as the independent registered public accounting firm for the fiscal year ending December 31, 2007. Please return the enclosed proxy card promptly.

Little Squaw Gold Mining Company

3412 S. Lincoln Drive

Spokane, Washington 99203-1650

PROXY STATEMENT

Proxies, Solicitation and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Little Squaw Gold Mining Company (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held at the Hilton Hotel & Conference Center, SeaTac, 17620 International Blvd., Seattle, WA 98188 on Monday, May 7, 2007 at 10:00 a.m. Pacific Time or any adjournments thereof.  The Board of Directors is sending this Proxy Statement on or about April 9, 2007 to shareholders of record as of March 23, 2007.

The enclosed proxy, if properly signed and returned, will be voted in accordance with the instructions specified thereon.  If no instructions are specified, the enclosed proxy will be voted for (1) the eight nominees for Director listed in Proposal 1 and the ratification of the selection of the independent registered public accounting firm named in Proposal No. 2.  A shareholder who has delivered a proxy may revoke it at any time before it is exercised by filing an instrument of revocation with the Secretary of the Company or by delivering a duly signed proxy bearing a later date.  A proxy may also be revoked by attending the Annual Meeting and notifying the Secretary that the shareholder intends to vote in person.  Attendance at the Annual Meeting without requesting the opportunity to vote in person will not constitute the revocation of a proxy.

The close of business on March 23 2007 has been designated as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.  As of March 23, 2007 the Company had 35,880,366 shares of common stock issued and outstanding, held of record by 4,242 shareholders.  Each share of common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting (e.g. for the election of Directors, one vote for each Director position up for election).  Shareholders of the Company are entitled to exercise cumulative voting rights only for the election of Directors.  Cumulative voting entitles a shareholder to as many votes as shall equal the number of shares owned by the shareholder multiplied by the number of directors to be elected and to cast all of such votes for one or more of the nominees for director.

The holders of a majority of the shares outstanding on the record date for the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  The favorable vote of a majority of the votes cast at the Annual Meeting is necessary for the election of the eight listed persons as directors and the ratification of the selection of the independent registered public accounting firm.  Abstentions and “broker-non-votes” will be counted as shares that are present at the Annual Meeting for purposes of determining a quorum.  Abstentions and “broker non-votes” however, will not be counted as either votes for or against any item, which means that they will have no effect upon the election of Directors or the ratification of the selection of the independent registered public accounting firm.

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by completing and returning the enclosed proxy card will help to avoid additional expense.

I.   ELECTION OF DIRECTORS

Composition of Board of Directors

The Articles of incorporation state that the board of Directors shall consist of not less than five nor more than fifteen members.  The Board of Directors of the Company by resolution has set the number currently as seven members. Richard R. Walters, Charles H. Bigelow, James K. Duff and James A. Fish were elected as directors in June, 2003 by the members of the Board of Directors at that time to fill existing vacancies.  Shareholders then elected those individuals as directors at the Annual Meeting held December 19, 2003.  The Board of Directors then expanded the Board to include three more members.  Kenneth S. Eickerman and William Orchow were appointed to the Board  on March 4 and July 20, 2004, respectively.  William V. Schara was appointed to the Board on February 13, 2006.

Nominees for Election as Directors at the Annual Meeting

Seven of the Directors have terms expiring, and are up for election, at this Meeting and Mr. Atkinson is standing for election for the first time.  The persons elected to Director positions at the Meeting will serve until the next Annual Meeting or until their successors are duly elected and qualified. The Board of Directors has nominated the eight persons listed in this Proposal for election as Directors of the Company at this Meeting. The Board of Directors recommends that the Shareholders vote for the election of all eight nominees.  Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of the nominees.

Name                             Age       Recent Business and Professional Experience

Richard R. Walters         62

Mr. Walters has been the President and a director since June 24, 2003; he was Acting Chief Financial Officer until November 1, 2003.   Mr. Walters spends approximately 80% of his business hours each month on matters related to Little Squaw.  He is an economic geologist, and holds a degree in geology from Washington State University (1967). He is a Certified Professional Geologist by the American Institute of Professional Geologists and licensed to practice as a geologist in the states of Alaska and Washington. From March 1994 to March 2000 he was a director, Chief Operating Officer and President of Yamana Resources, Inc., a production stage Canadian public company trading on the Toronto Stock Exchange, the American Stock Exchange and the London Alternative Investment Market Exchange. From April 2000 to December 2004 he was the president of Marifil S.A., a private mineral exploration and holding company in Argentina.  In February of 2005 Marifil S.A. was merged into Marifil Mines Limited a public company traded on the Toronto Ventures Exchange.  Mr. Walters is a director and the Executive Vice President of Marifil Mines Limited.

Charles G. Bigelow       75

Mr. Bigelow has been a director since June 30, 2003. Mr. Bigelow spends approximately 25 hours per month on matters related to Little Squaw.  He is an economic geologist with a degree in geology from Washington State University (1955).  From 1972 to June 2005, he has served as the president of WGM Inc., a private consulting and project management firm of geologists operating in Alaska.  During the previous five years, he was also a Director and the President and Chief Executive Officer of Ventures Resource Corporation, a public mineral exploration company listed on the Toronto Ventures Stock Exchange.  Mr. Bigelow retired from all positions in June 2005.

James K. Duff               62

Mr. Duff was the Chairman of the Board of Directors from June 24, 2003 through March 14, 2007. He is a geologist with over 35 years of diverse international experience in the mining industry.  Since September 2005, Mr. Duff has served as the President of South American Operations for Coeur d’Alene Mines Corporation, a public company listed on the New York Stock Exchange.  Between April 2004 and September 2005, he was the President and Chief Executive Officer of American International Ventures, and is currently serving as a director of that company. American International Ventures is a U.S. gold exploration company that trades on the NASD OTCBB.  From November 2002 to April 2004, Mr. Duff worked as a consultant to companies in the mining industry, including Coeur d’Alene Mines and other. He previously worked for Coeur d’Alene Mines for 12 years where he was Vice President of Business Development (from 1990 to November 2002). Mr. Duff has a BS degree in geology from the Mackay School of Mines at the University of Nevada, Reno and an MS degree in geology from the University of Idaho.  He completed the Program for Management Development at the Harvard School of Business.  He is a past President and honorary Life Member of the Northwest Mining Association.

James A. Fish               76

Mr. Fish has been a director since June 24, 2003.  He received a degree in geology from Berea College in Kentucky in 1952 and a law degree from Gonzaga University School of Law in 1962.  Mr. Fish served as an officer and director of Hanover Gold Company, Inc. from 1995, and as its Vice President for the two years preceding his resignation from both positions in April 2006.  Hanover is a development stage mining company listed on the NASD OTCBB.  Since 1987, Mr. Fish has been Vice President and General Counsel for N.A. Degerstrom, Inc., a privately held mining and construction company based in Spokane, Washington.

Kenneth S. Eickerman    49

Mr. Eickerman became a director on March 4, 2004.  He received a B.A. degree in Business Administration from Washington State University and is a Certified Public Accountant.  Mr. Eickerman has served as the Controller for Revett Minerals Inc., a Canadian mining company trading on the Toronto Stock Exchange, since April 2004.  From January of 2004 to April of 2004 he was the CFO for Sullivan Homes, Inc, a privately owned construction/reality company in Spokane, WA that builds custom homes and develops commercial properties. From May 2002 to January 2004, he served as Vice President and Controller of Mustang Line Contractors, Inc., a company that builds electric transmission lines.  Previously, he was the Controller and Treasurer for Apollo Gold, Inc from April 1999 to April 2002.  Mr. Eickerman is Chairman of the Audit Committee and its designated Financial Expert.

William Orchow             61

Mr. Orchow became a director on July 20, 2004.  He has served as a director, President and Chief Executive Officer of Revett Minerals, Inc., a Canadian company trading on the Toronto Stock Exchange, since

September 2003.  From November 1994 to December 2002, Mr. Orchow was President and Chief Executive Officer of Kennecott Minerals Company, where he was responsible for the operation and business development of all of Kennecott Mineral’s mines with the exception of its Bingham Canyon mine.  From June 1993 to October 1994, he was President and Chief Executive Officer of Kennecott Energy Company, the third largest producer of domestic coal in the United States, and prior to that was Vice President of Kennecott Utah Copper Corporation.  Mr. Orchow has also held senior management and director positions with Kennecott Holdings Corporation, the parent corporation of the aforementioned Kennecott entities.  He has also been a director and member of the executive committee of the Gold Institute, a director of the National Mining Association and a director of the National Coal Association.  Mr. Orchow is currently a member of the board of trustees of Westminster College in Salt Lake City and also a member of the board of trustees and First Vice President of the Northwest Mining Association.  He graduated from the College of Emporia in Emporia, Kansas with a bachelor’s degree in science.

William V. Schara           50

Mr. Schara was elected to the Board of Directors on February 13, 2006; he has agreed to replace Mr. Duff as Chairman effective with the next meeting of the Board of Directors.  Mr. Schara is a Certified Public Accountant, and has a Bachelor of Science Degree in Accounting from Marquette University.  He was also appointed to the Company’s Audit Committee on February 13, 2006.  Since December 2004 he has been employed as a management consultant for, and then since July of 2005 as the Chief Financial officer of, Minera Andes Inc., a Canadian development stage mining company listed on the Canadian Ventures Exchange and the NASD OTCBB exchange.  He previously worked for Yamana Gold Inc. and its predecessor companies from July 1995 to September 2003, the last four years of which were in the capacity of Vice President of Finance and Chief Financial Officer.  Yamana Gold Inc. is a production stage Canadian public company trading on the Toronto Stock Exchange, the American Stock Exchange and the London Alternative Investment Market Exchange.  Since September 2004, Mr. Schara has served as a director of Marifil Mines Limited, an exploration stage Canadian public company traded on the Canadian Ventures Exchange.  Since October 2003, Mr. Schara has been the owner and operator of BudgetMap, a financial planning system retailer company.  Mr. Schara has more than 25 years experience in finance and accounting with extensive experience in business start-ups, international business, and managing small public companies and mining company joint ventures.

David S. Atkinson         38

Mr. Atkinson is a co-founder and has been a portfolio manager of Forza Capital Management, LLC, Bend, Oregon, since May 1999.  Forza  Capital Management, L.L.C., a Delaware limited liability company, is the investment manager and general partner of Forza Partners, L.P., a Delaware limited partnership also co-founded and managed by Mr. Atkinson.  Both Forza Capital Management and Forza Partners, L.P. were formed in March 1999.  Forza Partners, L.P. is a hedge fund that has been focused on the precious metals/basic materials sector since 2002.  From August 1997 to December 1999, Mr. Atkinson co-founded and managed

Tsunami Partners, LP in Fort Worth, Texas.  From May, 1993 to August 1997, Mr. Atkinson managed a hedge growth portfolio for Carlson Capital, LP, of Fort Worth, Texas.  Mr. Atkinson has been an affiliate of the Market Technicians Association (MTA) since 1994, and received MTA accreditation as a Chartered Market Technician (CMT) in July 2001.  Mr. Atkinson received a B.A. in Economics from the University of Texas at Austin in 1992.

Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. If Mr. Atkinson is elected by the shareholders as a director, then the Board of Directors will adopt a resolution increasing the number of members of the Board to eight. The Company knows of no reason why any nominee would be unable or unwilling to serve if elected. If any nominee becomes unavailable for election, the persons named in the enclosed proxy will vote for such other nominee as the Board of Directors may recommend. There are no arrangements or understandings between any nominee and any other nominee under which the Director or nominee has been selected to serve as a director.

Corporate Governance Guidelines

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. The Directors regularly monitor developments in the area of corporate governance.

Code of Ethics

The Company has a code of ethics that applies to the Company's chief executive officer, chief financial officer, principal accounting officer and persons performing functions similar to a controller, as well as other officers, directors and employees of the Company. The code of ethics was filed as an exhibit to the Company’s 2005 Form SB-2 filed with the Securities and Exchange Commission ("SEC") on December 30, 2005.  The Company will provide to any person, without charge, upon request, a copy of such code of ethics. A person may request a copy by writing or telephoning the Company at the following address:

Little Squaw Gold Mining Company

Attention: Ted R. Sharp

3412 S. Lincoln Drive

Spokane, WA 99203-1650

(509) 624-5831

Director Independence

The Board has analyzed the independence of each director and nominee and has determined that the members of the Board listed below meet the requirements of applicable laws and the listing standards regarding “independence” of the National Association of Securities Dealers (“NASDAQ”).  Each director is free of relationships that would interfere with the individual exercise of independent judgment. Based on these standards, the Board determined that each of the following non-employee directors, including nominated and continuing directors, is independent and has no relationship with the Company, except as a director and shareholder:

Charles G. Bigelow

James K. Duff

Kenneth S. Eickerman

James A. Fish

William Orchow

William V. Schara

Committees and Meetings of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and an Exploration Advisory Committee.

Audit Committee

The members of the Audit Committee are Mr. Eickerman (who acts as Chairman), Mr. Orchow and Mr. Schara. Each of the Directors is considered “independent” as defined by NASDAQ listing standards. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors. The Board of Directors has determined that director Kenneth S. Eickerman meets the definition of “audit committee financial expert” set forth in Item 401 of Regulation S-B, as promulgated by the SEC. The Audit Committee held four meetings during the fiscal year ended December 31, 2006. The responsibilities of the Audit Committee include monitoring compliance with Company policies and applicable laws and regulations, making recommendations to the full Board of Directors concerning the adequacy and accuracy of internal systems and controls, the appointment of auditors and the acceptance of audits, and monitoring management's efforts to correct any deficiencies discovered in an audit or supervisory examination.  On February 13, 2006, Mr. Schara was appointed to replace Mr. Fish on the Audit Committee.

Compensation Committee

Mr. Duff and Mr. Fish are the members of the Compensation Committee.  This Committee receives and considers recommendations from the President for compensation for consultants (including Mr. Walters) and the Directors.  The Committee also is responsible for the administration of all awards made by the Board of Directors pursuant to the Restated 2003 Share Incentive Plan.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed of Mr. Orchow, Mr. Schara and Mr. Walters.  This Committee does not have a charter nor has it adopted a policy with regard to consideration of director candidates recommended by shareholders.  The Board of Directors does not believe that it is necessary to adopt specific criteria or procedures for this Committee.

Exploration Advisory Committee

The Exploration Advisory Committee is composed of Mr. Bigelow and Mr. Duff.  The members of this Committee have many years of experience in precious metal exploration, management and industry knowledge. The Committee will act as advisors to our management team in matters related to exploration properties and activities. This Committee does not have a charter, not does the Board of Directors believe it is necessary to adopt specific criteria or procedures for this Committee.

The Board of Directors held nine meetings in 2006; Committees of the Board of Directors, in total, held six meetings during the fiscal year ended December 31, 2006. All of the Directors attended more than seventy-five percent of the meetings of the Board of Directors and all of the Directors attended more than seventy-five percent of the meetings of the Committees on which they serve during the fiscal year ended December 31, 2006. The Board of Directors has not established a process for shareholders to send communications to the Board of Directors. Shareholders have adequate means of communicating with the Company and such a process is not necessary.

The following is a report of the Audit Committee of the Board of Directors, which is responsible for establishing and administering the Company’s internal controls.

Audit Committee Report

The three members of the Audit Committee of the Board of Directors listed above are independent Directors as defined by the NASDAQ listing standards. The Board of Directors has adopted a written charter for the Audit Committee; a copy of the Charter is attached as Appendix A.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company's independent registered public accounting firm. Management is responsible for the preparation of the Company's financial statements and the financial reporting process, including the system of internal controls. The independent registered public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee's responsibility is to oversee these processes.

The Audit Committee has met and held discussions with management and the independent registered public accountants. The Audit Committee has reviewed and discussed the matters required to be discussed by Statement On Auditing Standards No.61, "Communication with Audit Committees."  The Company's independent registered public accountants have provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No.1, "Independence Discussions with Audit Committees." The Audit Committee also considered the compatibilities of non-audit services with the accountants' independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006.  The Audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission

The Audit Committee has discussed the overall scope and plans for the audit with the independent accountants selected by the directors. The Audit Committee will meet with the internal and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

This report is submitted by the Audit Committee. Its members are:

Kenneth S. Eickerman

William Orchow

William Schara

Officers

Richard R. Walters:   Mr. Walters has been the President and a director since June 24, 2003; he was Acting Chief Financial Officer until November 1, 2003.   Mr. Walters spends approximately 80% of his business hours each month on matters related to Little Squaw.

Ted R Sharp: Mr. Sharp was appointed as Chief Financial Officer, Secretary, and Treasurer effective March 1, 2006.  Mr. Sharp spends approximately 50% of his business hours each month on matters related to Little Squaw.

Robert G. Pate:  Mr. Pate was appointed Vice President effective March 1, 2006.  On November 21, 2006 the Board of Directors changed Mr. Pate’s executive position from Vice President to Vice President of Operations. Effective January 1, 2007, Mr. Pate became the fulltime General Manager of the Chandalar project.  There are no family relationships among these directors and executive officers.  There also are no arrangements or understandings between these persons and any one of the other named persons pursuant to which any of these persons have been selected for the office or position.

Executive Compensation Agreements and Summary of Executive Compensation

Richard R. Walters, Principal Executive Officer:

The Company entered into a written Independent Contractor Agreement dated June 30, 2003 for a term of four months with Richard R. Walters, as a consultant. The Agreement was renewed on October 1, 2003 through September 30, 2004.  On November 12, 2004, and again on November 7, 2005, the Agreement was renewed retroactively to October 1, 2004 and October 1, 2005, respectively, by our Board of Directors for an additional one-year period under the original terms. On November 21, 2006, the Agreement was extended through December 31, 2006, and on January 18, 2007 the Agreement was amended and renewed retroactively to January 1, 2007. The services provided by Mr. Walters include serving as our President and, for all intents and purposes, our Chief Executive Officer, and such other executive management functions as shall be requested by the Board of Directors.  The Agreement renews each year on the anniversary date for a one year term, pending board approval.  Either party may terminate the Agreement upon 15 days written notice. As consideration for performance of the services, we agreed to pay Mr. Walters a fee of $175 per day worked, pro rated for each partial day worked.  On February 15, 2006, the Board of Directors extended Mr. Walters’ Agreement for one year and increased the fee to $300 per day worked, pro rated for each partial day worked. On January 18, 2007, the Board of Directors extended Mr. Walters’ Agreement for one year and increased the fee to $550 per day worked, pro rated for each partial day worked. Mr. Walters is not an employee.

Mr. Walters is entitled to reimbursement for his expenses, with any expense greater than $1,000 being subject to prior approval by the Compensation Committee.  We may accrue and defer the payment of the fees and/or expenses from time to time until the Compensation Committee determines we have sufficient funds to make payment.  Due to limited cash resources between July 1, 2004 and October 1, 2005, we accrued but did not pay Mr. Walters amounts payable under his contract.  On December 31, 2005, Mr. Walters was paid all the accrued fees. No benefits are provided to Mr. Walters by us other than the compensation for his services.

Ted R. Sharp, Principal Financial Officer:

The Company entered into a written Independent Contractor Agreement, effective March 1, 2006, with Ted R. Sharp as a Management Consultant to serve as Secretary, Treasurer and Chief Financial Officer.  The term of the original Agreement was through December 31, 2006, and paid Mr. Sharp $7,500 per month as consideration for the performance of services.  On January 18, 2007, the Board of Directors extended Mr. Sharp’s Agreement for one year and increased the fee to $8,250 per month. Either party may terminate the Agreement upon 15 days written notice. Mr. Sharp also will be reimbursed for reasonable expenses previously approved by us.  As additional compensation for services in 2006, on March 1, 2006 we issued 25,000 shares of Restricted Common Stock and 50,000 Stock Options under the Restated 2003 Share Incentive Plan. The Restricted Common Stock vested on May 1, 2006 and had a grant price of $0.40, the market price of our stock on the date of grant. The Stock Options vested at May 1, 2006, have an exercise price of $0.40, the market price of our stock on the date of grant, and expire on March 1, 2016. No benefits are provided to Mr. Sharp by us for his services. Mr. Sharp is not an employee and serves on a part time basis.

Robert G. Pate, Vice President of Operations:

The Company entered into a written Independent Contractor Agreement, effective January 10, 2006, with Robert G. Pate as a Management Consultant to serve as the Assistant Project Manager for the Chandalar project. Effective March 1, 2006, our Board of Directors confirmed the appointment of Mr. Pate as Vice President.  The term of this Agreement was through December 31, 2006. As consideration for the performance of services, we paid Mr. Pate a fee of  $4,500 per month for a 15–day-per-month base work period plus $225 per day for each non-field day worked in excess to 15 days per month and $450 per day for each field day worked beyond the 15 day base period. Additionally, we paid Mr. Pate an extra $150 per day for each field day worked within the 15-day base period. Mr. Pate also was reimbursed for reasonable expenses previously approved by us.  As additional compensation for services in 2006, we issued 25,000 shares of Restricted Common Stock and 50,000 Stock Options under the Restated 2003 Share Incentive Plan. As additional compensation for services in 2006, on February 13, 2006, we issued 25,000 shares of Restricted Common Stock and 50,000 Stock Options under the Restated 2003 Share Incentive Plan. The Restricted Common Stock vested upon grant and had a grant price of $0.50, the market price of our stock on the date of grant, The Stock Options vested at grant date have an exercise price of $0.50, the market price of our stock on the date of grant, and expire on February 13, 2016. No benefits were provided to Mr. Pate by us for his services under this Agreement. On November 21, 2006 the Board of Directors changed Mr. Pate’s executive position from Vice President to Vice President of Operations. Effective January 1, 2007, Mr. Pate was made the General Manager of the Chandalar project, and became an employee entitled to the same employee benefit as other employees, and remuneration is thereafter paid according to a monthly salary.

James C. Barker, Management Consultant:

The Company entered into a written Independent Contractor Agreement, effective January 10, 2006, with James C. Barker as a Management Consultant to serve as the Project Manager for the Chandalar project. The term of this Agreement was through December 31, 2006. As consideration for the performance of services, we paid Mr. Barker a fee of $625 per day for each field day worked, or $550 per day for each non-field day worked in each calendar month up to 15 days per month, then $450 per day for each non-field day worked in excess of 15 days per month. Mr. Barker was also reimbursed for reasonable expenses previously approved by us. After a one month lapse, effective February 1, 2007 Mr. Barker’s contract was renewed to December 31, 2007. Under the renewed contract, Mr. Barker is retained as a Management Consultant to serve as the Technical Manager for the Chandalar project. As consideration for the performance of services, we will pay Mr. Barker a fee of $650 per day for each field day worked, or $575 per day for each non-field day worked in each calendar month up to 15 days per month, then $450 per day for each non-field day worked in excess of 15 days per month. Mr. Barker will also be reimbursed for reasonable expenses previously approved by us. No benefits are provided to Mr. Barker by us for his services.

EXECUTIVE COMPENSATION

Summary Compensation Table

A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and other executives for the most recent year is as follows:

Summary Compensation Table

Name(5) and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All other Comp.	Total
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)
Richard R. Walters Principal Executive Officer	2006	77,225	0	0	0	0	77,225
Ted R. Sharp(1) Principal Financial Officer	2006	75,000	0	10,000(3)	7,600(4)	0	95,100
Robert G. Pate(2) Vice President of Operations	2006	84,525	0	12,500(3)	11,750(4)	0	111,275
James C. Barker Management Consultant	2006	152,327	0	0	0	0	152,327

(1)

Mr. Sharp was appointed as our Chief Financial Officer effective March 1, 2006.

(2)

Mr. Pate was appointed as Vice President effective March 1, 2006 and Vice President of Operations on January 18, 2007.

(3)

Stock Awards represent the aggregate grant date fair value of 25,000 restricted common shares for each of Mr. Sharp and Mr. Pate, computed in accordance with FAS 123R.  The grant, vesting and forfeiture information and assumptions made in valuation may be found in Note 6 to our financial statements for the year ended December 31, 2006, which are attached hereto.

(4)

Option Awards represent the aggregate grant date fair value of options to purchase 50,000 common shares for each of Mr. Sharp and Mr. Pate, computed in accordance with FAS 123R. The grant, vesting and forfeiture information and assumptions made in valuation may be found in Note 6 to our financial statements for the year ended December 31, 2006, which are attached hereto.

 (5)

No other executive or person earned more than $100,000 for the year.  Columns for certain forms of compensation have been omitted from the table because no compensation was paid for those forms of compensation during the period reported.

Outstanding Equity Awards at Fiscal Year-end

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ted R. Sharp Principal Financial Officer	50,000(2)	0	0	$0.40	March 1, 2016	0	0	0	0
Robert G. Pate Vice President of Operations	50,000(3)	0	0	$0.50	February 13, 2016	0	0	0	0

(1)

Options vest when issued, except options issued to Mr. Sharp on March 1, 2006, which vested May 1, 2006.

(2)

On March 1, 2006, we issued 25,000 shares of common stock, vesting May 1, 2006, and options to purchase 50,000 shares of common stock, vesting May 1, 2006, exercisable for a ten- year period from the date of issuance at an exercise price of $0.40 per share to Ted R. Sharp under our Restated 2003 Share Incentive Plan, in connection with his appointment as our Treasurer, Secretary and Chief Financial Officer.

(3)

On February 13, 2006, we issued 25,000 shares of common stock, which vested immediately, and options to purchase 50,000 shares of common stock, which also vested immediately, exercisable for a ten-year period from the date of issuance at an exercise price of $0.50 per share to Robert G. Pate under our Restated 2003 Share Incentive Plan, in connection with his appointment as Vice President.

Retirement, Resignation or Termination Plans

The Company does not have any plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of the Company or as a result of a change in the responsibilities of an executive following a change in control of the Company.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Charles G. Bigelow	4,600	0	0	0	0	0	4,600
James K. Duff	3,500	0	0	0	0	0	3,500
Kenneth S.Eickerman	5,200	0	0	0	0	0	5,200
James A. Fish	4,100	0	0	0	0	0	4,100
William Orchow	5,700	0	0	0	0	0	5,700
William V. Schara(1)	4,700	32,500(2)	20,150(3)	0	0	0	57,350

(1)

Mr. Schara was appointed as director effective March 29, 2006.

(2)

Mr. Schara’s stock award is the aggregate grant date fair value of 50,000 restricted common shares, computed in accordance with FAS 123R.  The grant, vesting and forfeiture information and assumptions made in valuation may be found in Note 3 to our financial statements for the nine months ended September 30, 2006, which is attached hereto, and is a part of our Form 10-QSB for the period then ended filed with the SEC.

(3)

Mr. Schara’s option award is the aggregate grant date fair value of options to purchase 50,000 common shares, computed in accordance with FAS 123R. The grant, vesting and forfeiture information and assumptions made in valuation may be found in Note 3 to our financial statements for the nine months ended September 30, 2006, which is attached hereto, and is a part of our Form 10-QSB for the period then ended filed with the SEC.

(4)

The Directors receive $500 for each board meeting and $300 for each committee meeting.

On March 29, 2006, the Company issued 50,000 shares of common stock and options to purchase 50,000 shares of common stock exercisable for a ten year period from the date of issuance at an exercise price of $0.65 per share to William V. Schara under the Restated 2003 Share Incentive Plan, in connection with his appointment to the Board of Directors.

On June 20, 2006, the Company issued to Ken Eickerman, a director,  25,000 shares of common stock as a result of exercise of his 25,000 stock options; the Company received $5,500 for the issuance of the shares.   On September 11, 2006, the Company issued 25,000 shares of common stock to Mr. Eickerman as a result of his exercise of the remaining 25,000 stock options; the Company received $5,500 for the issuance of the shares.

The Directors receive $500 for each board meeting and $300 for each committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of March 23, 2007 by:

•

each person who is known by us to beneficially own more than 5% of our issued and outstanding shares of common stock;

•

our named executive officers;

•

our directors; and

•

all of our executive officers and directors as a group.

Title of Class	Name of Shareholder	Address	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Directors and Named Executive Officers
Common Stock	Richard R. Walters, President, Chief Executive Officer and Director	3412 S. Lincoln Dr. Spokane, WA 99203	759,060		2.12%
Common Stock	William Orchow, Director	67 P Street Salt Lake City, UT 84103	182,500	(3)	*
Common Stock	Charles G. Bigelow, Director	11562 Discovery Heights Cl Anchorage, AK 99515	170,000	(2)(3)	*
Common Stock	James A. Fish, Director	4923 S. Woodfield Lane Spokane, WA 99223	167,000	(2)(3)	*
Common Stock	James K. Duff, Chairman and Director	3882 Player Drive Coeur d’Alene, ID 83815	267,903	(2)(3)	*
Common Stock	Kenneth S. Eickerman, Director	6717 S. Mayflower Rd. Spokane, WA 99224	50,000		*
Common Stock	William V. Schara, Director	3221 S. Rebecca Spokane, WA 99223	100,000	(9)	*
Common Stock	Ted R. Sharp, Secretary, Treasurer and Chief Financial Officer	714 Whisperwood Ct. Nampa, ID 83686	75,000	(7)	*
Common Stock	Robert G. Pate, Vice President of Operations	8620 E. Parkside Lane Spokane Valley, WA 99217	75,000	(8)	*
Common Stock	All current executive officers and directors as a group		1,846,463	(4)	5.09%
5% or greater shareholders
Common Stock	RAB Special Situations (Master) Fund Limited	c/o RAB Capital plc 1 Adam Street London WC2N 6LE	7,548,750	(5)	9.99%
Common Stock	Wilbur G. Hallauer	406 Eastlake Road Oroville, WA 98844	2,081,875	(6)	5.80%
Common Stock	Forza Partners, L.P.	1574 NW Crossing Dr., Suite 205 Bend, OR 97708	6,146,822	(10)	16.86%
Common Stock	Nicholas Gallagher	5 Churchfields The K Club Straffan Kildare, Ireland	4,350,000	(11)	9.99%

*

Less than 1%.

(1)

Calculated based on 35,880,366 shares of common stock issued and outstanding as of March 23, 2007.

(2)

Includes 5,000 shares of common stock acquirable upon exercise of vested options exercisable before March 3, 2014.

(3)

Includes 50,000 shares of common stock acquirable upon exercise of vested options exercisable before December 31, 2014.

(4)

Includes shares of common stock acquirable upon exercise of vested options exercisable described in footnotes (2), (3), (7) and (8).

(5)

RAB Special Situations (Master) Fund Limited is organized under the laws of the Cayman Islands.  The total includes 2,548,750 shares of common stock, and 5,000,000 shares of common stock acquirable upon exercise of a convertible debenture before November 20, 2008. The 6% convertible debenture is for a principal amount of $1,000,000 convertible into 5,000,000 shares of common stock at $0.20 per share. On March 8, 2007, the shareholder exercised a Class A Warrant that had been issued with the convertible debenture to acquire 2,500,000 shares of common stock at $0.30 per share.  The 6% convertible debenture and the Class A Warrant contain provisions that limit the selling shareholder’s beneficial ownership in the class of common stock of Little Squaw to 9.99%. Shares totaling 20,464 and 28,286 were issued to the holder on December 31, 2006 and June 1, 2006, respectively, for interest under the terms of the convertible debenture.

(6)

All warrants previously issued to Mr. Hallauer have been exercised.

(7)

Includes 25,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of options, both of which were issued on March 1, 2006 and vest on May 1, 2006.  The options are exercisable before May 1, 2016.

(8)

Includes 25,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of vested options issued on February 13, 2006.  The options are exercisable before February 13, 2016.

(9)

Includes 50,000 shares of common stock acquirable upon exercise of vested options exercisable before March 29, 2016.

(10)

Includes 574,806 shares of common stock acquirable upon exercise of Class B warrants exercisable before February 24, 2009.

(11)

Includes 3,600,000 shares of common stock, and 750,000 shares of common stock acquirable upon exercise of Class C Warrants.  The Class C Warrants are exercisable before December 27, 2008. The warrants contain provisions that restrict exercise of the warrants if the holder’s beneficial ownership would exceed 9.99% of the Company’s common stock.

The Company does not have any knowledge of any arrangements, including any pledge by any person of the  Company's securities, the operation of which may at a subsequent date result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the executive officers and directors, and any persons who own more than ten percent (10%) of the stock of the Company (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC.  These reports are filed on Forms 3, 4, and 5.  Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that are filed.  Based solely upon a review of the copies of Section 16(a) forms received by the Company, all the Reporting Persons have complied with applicable filing requirements except as follows:

•

Richard R. Walters, the Principal Executive Officer, did not timely file a report for three transactions on Form 4;

•

Kenneth S. Eickerman, a director, did not timely file a report for eight transactions on Form 4;

•

the annual Report on Form 5 was not timely filed for Robert G. Pate, a Company officer, and Ted R. Sharp, the Chief Financial Officer of the Company.

II. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected DeCoria, Maichel & Teague, P.S., 1105 W. Francis, Suite A, Spokane, Washington  99205 [(509) 535-3503] as the independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiary for the fiscal year ending December 31, 2007; the shareholders are asked to consider and vote upon the ratification of such selection. The Board of Directors recommends that the shareholders vote for ratification of the selection of DeCoria, Maichel & Teague, P.S. as the independent registered public accounting firm.

DeCoria, Maichel & Teague, P.S. have examined the financial statements of the Company since the fiscal year ended December 31, 2003.  A representative of that accounting firm will be present at the Annual Meeting with the opportunity to make a statement if desired and to respond to appropriate questions.

The following table summarizes the fees that DeCoria, Maichel and Teague, P.S. charged the Company for the listed services during 2005 and 2006:

Type of fee:	2005	2006	Description

Audit fees:	$21,000	$31,114	2005 and 2006: Services in connection with the audit of the annual financial statements and the review of the financial statements included in our reports on Forms 10-QSB and 10-KSB.
Audit related fees:	3,960	14,151	For assurance and related services that were reasonably related to the performance of the audit or review of financial statements and not reported under "Audit Fees".
Tax fees:	-0-	-0-	2005 and 2006: None
All other fees	0	0	2005 and 2006: None.
	$24,960	$45,265

OTHER BUSINESS

No other business is intended to be brought before the Annual Meeting by the Board of Directors, nor is the Board of Directors aware of any other business to be brought before the Annual Meeting by others. If, however, any other business properly comes before the Annual Meeting, the enclosed proxy authorizes the persons named in the proxy to vote on such other business in their discretion.

Information Concerning Shareholder Proposals and Director Nominations

The rules of the SEC require stockholder proposals to be considered for inclusion in next year’s proxy statement, to be submitted in writing to Ted R. Sharp, Secretary, Little Squaw Gold Mining Company, 3412 S. Lincoln Drive, Spokane, Washington 99203-1650 on or before December 17, 2007. If our 2008 Annual Meeting is not held within 30 calendar days of May 8, 2008, or is held 30 calendar days earlier than May 8, 2008, to be timely, any notice by the shareholder to nominate a person for director must be received not later than the close of business on the tenth day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever occurs first.

REPORT TO SHAREHOLDERS

The Annual Report on Form 10-KSB (without exhibits) of the Company for the fiscal year ended December 31, 2006 is also enclosed with this Proxy Statement. The Annual Report includes a description of the business and property of the Company; these descriptions are included by reference herein. The financial statements of the Company (appearing under the heading “Financial Statements” in the Annual Report) and the information regarding lack of changes in or disagreements with accountants of the Company (appearing in Part II, Item 8 of the Annual Report) which are contained in the Annual Report are incorporated by reference herein.

AVAILABLE INFORMATION

The Company currently files periodic reports and other information with the SEC. Such information and reports may be obtained as follows:

You may read and copy the information and reports at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You will find the information and reports on the SEC Internet site at http://www.sec.gov/.

You can access the Company's website at www.littlesquawgold.com. Links to the SEC Internet site are provided on the Company’s website. Additional information, including recent press releases, is also available on the Company's Website.

By Order of the Board of Directors

/s/ James K. Duff

April 9, 2007

Chairman

APPENDIX A

Little Squaw Gold Mining Company

Audit Committee Charter

(Adopted by the Board of Directors on October 11, 2003)

I.

Organization

The Board of Directors of Little Squaw Gold Mining Company (the "Company") has adopted the following Audit Committee Charter establishing the authority and responsibility of the Audit Committee of the Company. The Committee shall consist of not less than three disinterested directors who are free of any relationship to the Company that would interfere with their independence from management of the Company; these members will be selected and approved by the Board annually. The Board shall appoint one of the members of the Committee as Chairperson.

II.

Statement of Policy

The primary function of the Audit Committee is to assist the Directors in fulfilling their oversight responsibilities of reviewing (1) the financial information which will be provided to the shareholders and others; (2) the effectiveness of management's system of internal controls; and (3) the audit process. Each member of the Audit Committee, in the performance of such member's duties, shall be entitled to rely on information, opinions, reports or statements prepared or presented by Company officers or employees, or committees of the Board of Directors or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence. In addition, the Audit Committee will maintain free and open communication with the Board, the independent certified public accountants selected to perform audit and accounting services for the Company (the "Accountants"), and the financial management of the Company.

III.

Member Qualifications and Independence

Certain relationships between directors and the Company and its affiliates may interfere with the exercise of their independence from management and the Company. An independent director is a director who meets the independency requirements of the NASDAQ Stock Market, Inc.

The Committee members shall promptly inform the Board of any fact or circumstance that will impair their independence.

All members must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statements. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial or other senior officer with financial oversight responsibilities.

IV.

Responsibility

A.

Oversight of the Audit Process:

The Accountants, in the performance of their services to the Company, are ultimately responsible to the Board of Directors. The Committee will review the audit plan for the annual audit of the financial statements, including scope, fees, and qualifications, and, when appropriate, make recommendations to the Board as to the selection, evaluation, or replacement of the Accountants.

The Committee also will review the written disclosure of any relationships between the Company and the Accountants, which could affect the Accountants' independence. Primary responsibilities of the Committee will be to review the audited financial statements, to participate in the required communication to the Committee, to assess internal controls, and to consider the recommendations to management as presented by the Accountants. The Committee will hold an exclusive session with the Accountants, generally in conjunction with the review of the audited financial statements, to facilitate free and open discussion between the two parties.

B.

Oversight of the Effectiveness of Management's System of Internal Controls.

The Committee shall monitor the effectiveness of management's system of internal controls. The Chairman of the Committee shall report to the Board in summary the content of the Committee meetings. The Committee also will investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, it is appropriate to do so.

V.

Record keeping Requirements

Minutes of the Committee meetings will be retained permanently in the Corporate Office. All materials presented to the Committee will be retained in the Office of the President.

3412 S. LINCOLN DRIVE
SPOKANE, WA 99203-1650

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Little Squaw Gold Mining Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000
0000 0000 0000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ LSGOL1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LITTLE SQUAW GOLD MINING COMPANY

02 0000000000 214905895696

The Directors recommend that the Shareholders vote FOR the election of the following nominees for Directors:

Vote On Directors

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors 01) David S. Atkinson 05) James A. Fish 02) Charles G. Bigelow 06) William Orchow 03) James K. Duff 07) William V. Schara 04) Kenneth S. Eickerman 08) Richard R. Walters	☐	☐	☐	______________________

Vote On Proposals

	For	Against	Abstain
2. Ratify the selection of DeCoria, Maichel & Teague as the independent public accountants for the fiscal year ending December 31, 2007.	☐	☐	☐
3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.	☐	☐	☐

The Board of Directors, including the Disinterested Directors, recommend a vote FOR Proposal Number 2 and Proposal Number 3. If no specification is made, this proxy will be voted FOR the Proposals.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

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Signature [PLEASE SIGN WITHIN BOX] Date P42823 Signature (Joint Owners) Date

123,456,789,012
537522A99
1

LITTLE SQUAW GOLD MINING COMPANY

ANNUAL MEETING OF SHAREHOLDERS

LITTLE SQUAW GOLD MINING COMPANY
Proxy/Voting Instruction Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR LITTLE SQUAW GOLD MINING COMPANY'S ANNUAL MEETING OF SHAREHOLDER ON MAY 7, 2007

The undersigned hereby constitutes and appoints Richard R. Walters and Kenneth S. Eickerman, and each of them, proxies of the undersigned, with full power of substitution to attend the Annual Meeting of Shareholders of Little Squaw Gold Mining Company and to vote all shares of common stock of Little Squaw Gold Mining Company which the undersigned would be entitled to vote if personally present at such meeting or at any postponements or adjournments thereof, the meeting is to be held on Monday, May 7, 2007 at 10:00 a.m. Pacific Time.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)